Exhibit 99.1

COMPANY CONTACTS: Diane Morefield Chief Financial Officer Strategic Hotels & Resorts, Inc. (312) 658-5740
Jonathan Stanner Vice President, Capital Markets & Treasurer Strategic Hotels & Resorts, Inc. (312) 658-5746

FOR IMMEDIATE RELEASE

FRIDAY, JUNE 10, 2011

STRATEGIC HOTELS & RESORTS, INC. RECAPITALIZES

FAIRMONT SCOTTSDALE PRINCESS

Establishes New Joint Venture with Walton Street Capital

CHICAGO – June 10, 2011 – Strategic Hotels & Resorts, Inc. (“Strategic Hotels” or the “Company”) (NYSE: BEE) today announced that it has closed a definitive agreement to recapitalize the Fairmont Scottsdale Princess. Under the terms of the transaction, a new joint venture has been established between the Company and an affiliate of Walton Street Capital, L.L.C. (“Walton Street Capital”), a private equity real estate investment firm. Walton Street Capital and Strategic Hotels are equal partners in the new joint venture, with Strategic Hotels serving as the managing member and continuing as the property’s asset manager.

The recapitalization includes an amendment and extension of the existing CMBS first mortgage debt through December 31, 2013, with the option for a second extension through April 9, 2015, upon satisfaction of certain terms and conditions. The amendment includes a $7.0 million principal payment to the CMBS first mortgage and other terms and conditions. In addition, the new joint venture has acquired and retired the hotel’s $40.0 million mezzanine debt. In total, the result is a reduction of total property debt from $180.0 million to $133.0 million.

The joint venture is also investing in the development of a new, 23,000 square foot ballroom and adjoining meeting space at the hotel. Combining the CMBS first mortgage principal payment, the acquisition and retirement of the mezzanine debt, ballroom development costs and other related restructuring and partnership expenses, the total transaction consideration is approximately $71.0 - $73.0 million, of which Strategic Hotels anticipates a total investment of approximately $35.5- $36.5 million for its proportionate share. While Strategic Hotels and Walton Street Capital are equal partners in the joint venture, the Company will receive a promoted return upon the joint venture equity achieving certain hurdle rates.

Laurence Geller, Chief Executive Officer of Strategic Hotels & Resorts, Inc., commented: “This transaction is the result of a careful, focused and proactive strategy to seek the best possible outcome related to the Fairmont Scottsdale Princess hotel. The combination of attractive financing terms, improving hotel performance, increasing stabilization of the Scottsdale market, and the addition of a sophisticated joint venture partner paves the path for us to achieve favorable returns on our investment. Moreover, we believe the addition of the second ballroom and complementary meeting space will allow the hotel to capture greater share of group and event business, and positively impact the asset’s return to peak performance levels.”

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Strategic Hotels & Resorts, Inc.

Since 2010, the Phoenix/Scottsdale market has been showing continued signs of improvement. According to Smith Travel Research, overall RevPAR growth (which turned positive in 2010) is expected to continue through 2011 and accelerate in 2012. Moreover, no new supply entered the market in 2010 and none is forecasted for 2011, which offers the property an attractive opportunity to leverage the development of the new ballroom and meeting space.

The Fairmont Scottsdale Princess is a AAA Five-Diamond luxury resort, with 649 richly appointed guest rooms, including two Presidential Suites, 69 Fairmont Gold Rooms and 119 Casitas. Set against the backdrop of Arizona’s McDowell Mountains, the resort boasts a wide variety of luxury amenities, including two TPC golf courses, five swimming pools, seven tennis courts, multiple award-winning dining experiences and a premier spa, Willow Stream – The Spa at Fairmont. The hotel is a premier destination for business and group travelers as well, with its various high-tech amenities, flexible meeting spaces, and marquee grand ballroom. The joint venture will soon begin construction on the new ballroom and complementary meeting space which, when completed, is expected to significantly contribute to new group room night growth, as well as increased food, beverage and event revenue.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.

About Walton Street Capital

Walton Street Capital, L.L.C. is a private equity real estate investment firm based in Chicago. Since its founding in 1994, affiliates of Walton Street Capital have received total equity commitments of $5.7 billion from public and corporate pension plans, foreign institutions, insurance companies and banks, endowments and foundations, trusts, and high net worth individuals. Affiliates of Walton Street Capital have invested and/or committed to invest approximately $5.5 billion of equity in over 200 separate transactions. For more information, please visit the Firm’s website at www.waltonst.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”) and the new joint venture that holds the Fairmont Scottsdale Princess (the “Joint Venture”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s and the Joint Venture’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and our continued focus on improving profitability. Actual results could differ materially from the projections contained herein. Factors that may contribute to these differences include, but are not limited to the following: the failure of closing conditions to be satisfied; ability to obtain, refinance or restructure debt or comply with covenants contained in the Company’s or the Joint Venture’s debt facilities; demand for hotel rooms in the Company’s or Joint Venture’s current and proposed market areas; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with the Company’s or the Joint Venture’s disposition strategy; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Strategic Hotels & Resorts, Inc.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and neither the Company, the Joint Venture nor Walton Street Capital or its affiliates undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.